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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 6, 1997


                           Food 4 Less Holdings, Inc.
                          (Exact Name of Registrant as
                              Specified in Charter)




      Delaware                         33-59212                     33-0642810
  ---------------                     ----------                  --------------
  (State or Other                     (Commission                  (IRS Employer
  Jurisdiction of                        File                     Identification
   Incorporation)                       Number)                        No.)




                           1100 West Artesia Boulevard
                            Compton, California 90220
                            -------------------------
                              (Address of Principal
                               Executive Offices)





                                 (310) 884-9000
                           ---------------------------
                             (Registrant's telephone
                          number, including area code)


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ITEM 5.        OTHER EVENTS.

               On November 6, 1997, Food 4 Less Holdings, Inc., a Delaware corporation (the "Company"), Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), and FFL Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Fred Meyer ("Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit
99.1 and incorporated by reference herein. Pursuant to the terms of the Merger Agreement, Acquisition would merge with and into the Company (the "Merger"), subject to certain conditions being satisfied or waived. Pursuant to the Merger Agreement, holders of shares, options and warrants of the Company would receive an aggregate of the greater of (i) 22.5 million shares of Fred Meyer Common Stock or (ii) the lesser of (A) the number of shares of Fred Meyer Common Stock equal to $600 million divided by the average closing price of the Fred Meyer Common Stock on the New York Stock Exchange for 15 out of the 35 trading days ending on the second day preceding the effective date of the Merger or (B) 24 million shares of Fred Meyer Common Stock, subject to certain adjustments if any divestitures are required under the antitrust laws. Conditions to the consummation of the Merger include the receipt of regulatory approvals and approval by the stockholders of Fred Meyer and the Company. Certain stockholders of the Company holding approximately 64.3% of the aggregate voting power of the Company have entered into an agreement to vote their Company shares in favor of the Merger.

               On November 7, 1997, the Company and Fred Meyer issued a joint press release announcing the execution of the Merger Agreement, a copy of which press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

               The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of the agreement which is attached hereto as an exhibit.

               The information set forth above shall not be deemed to constitute an offer to sell any security. Any such offer to sell will be made only be means of a prospectus.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

               7(c)   Exhibits.

                      99.1 Agreement and Plan of Merger dated as of November 6, 1997 by and among Food 4 Less Holdings, Inc., Fred Meyer, Inc. and FFL Acquisition Corp.

                      99.2   Press Release dated as of November 7, 1997.


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               Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FOOD 4 LESS HOLDINGS, INC.



                                    By: /s/ John Standley
                                       -----------------------------------------
                                    Name:  John Standley
Dated: November 13, 1997            Title: Senior Vice President and
                                           Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit 99.1 Agreement and Plan of Merger dated as of November 6, 1997 by and among Food 4 Less Holdings, Inc., Fred Meyer, Inc. and FFL Acquisition Corp.

Exhibit 99.2         Press Release dated as of November 7, 1997.




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